Contact:	Norman C. Chambers
President & Chief Executive Officer
(281) 897-7788

NCI BUILDING SYSTEMS ANNOUNCES SECOND-QUARTER EARNINGS OF

$0.31 PER DILUTED SHARE

èèèèèèèèèèè

SEES FISCAL 2007 EARNINGS GUIDANCE IN NEW RANGE OF $3.30 TO $3.80

HOUSTON (May 31, 2007) – NCI Building Systems, Inc. (NYSE: NCS) today announced financial results for the second quarter and six months ended April 29, 2007. Sales increased 12% for the quarter to $367.7 million from $329.4 million for the second quarter of fiscal 2006. Net income for the second quarter of fiscal 2007 was $6.5 million, or $0.31 per diluted share, which included a $0.02 dilutive impact from NCI’s 2.125% Convertible Senior Subordinated Notes (the “Notes”). Excluding the impact of the Notes, adjusted net income per diluted share was $0.33. Net income for the second quarter of fiscal 2006 was $11.2 million, or $0.51 per diluted share, which included a $0.03 dilutive impact from the Notes.

Sales for the first six months of fiscal 2007 increased 17% to $727.0 million from $622.6 million for the first half of fiscal 2006. Net income was $17.0 million, or $0.80 per diluted share, for the first six months compared with $24.1 million, or $1.13 per diluted share, for the first six months of fiscal 2006, with results from both periods including a $0.05 dilutive impact from the Notes.

“As we discussed in our news release last week, our second-quarter results reflected a soft market for the nonresidential construction industry,” said Norm Chambers, President and Chief Executive Officer of NCI. “According to the Dodge Report, one measure of industry conditions during our second quarter was the 9% decline in new nonresidential square footage from the comparable quarter in fiscal 2006. In this environment, our double-digit revenue growth was primarily attributable to the acquisition of Robertson-Ceco Corporation (RCC) in early April 2006, which drove sales and margins in both our Engineered Building Systems and our Metal Coil Coatings segments. Sales and the operating margin for our Metal Components segment, which generally lacks the lead times of our other two segments and therefore is more immediately affected by current market conditions, reflected the overall market environment, as well as pricing pressure from inventory oversupply in the Components market.

“We are pleased that our quoting activity for our Buildings segment was very strong in spite of the decline in industry square footage starts for our second quarter. The higher level quoting activity is consistent with industry expectations for a much improved environment in the second half of our fiscal year, the seasonally busiest time of the year. The resulting backlog at the end of the second quarter, which represents projects we generally expect to complete in the second half of the fiscal year, rose 17% from the second quarter of fiscal 2006 and 23% from the

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10943 N. Sam Houston Parkway W. • Houston, Texas 77064

P.O. Box 692055 • Houston, Texas 77269-2055 • Telephone: (281) 897-7788 • Fax: (281) 477-9675

NCI Building Systems Reports Second-Quarter Results

May 31, 2007

first quarter of fiscal 2007 to a new record of $449 million. Because of the significant visibility provided by our backlog, we expect our Buildings and Coatings segments to meet or exceed our expectations for the second half and the full fiscal year.

“The growth in our backlog also supports our confidence that the Components segment will achieve stronger comparable-period results during the second half, as does the improvement in April and May in the segment’s sales performance and margins. Even with improvement in the second half of fiscal 2007, however, we do not expect to offset the approximate 500 basis-point decline in operating margin for the segment for the first half of fiscal 2007. As a result, we expect the Components operating margin for the full fiscal year will remain below the margin for fiscal 2006, which is the fundamental reason for the change in our earnings guidance for fiscal 2007.

“Our Components third-party sales for the second quarter were $137.7 million, a 9% decline from the second quarter of fiscal 2006. With the deleveraging impact of lower sales on a high fixed cost manufacturing operation, operating income declined 50% to 7% of third-party sales for the latest quarter compared with 12% for the second quarter of fiscal 2006. Reflecting strengthening demand as we approach the traditional busier construction season, as well as the diminishment of the inventory oversupply, average weekly third-party Components sales for April increased by 18% with a higher operating margin as compared to March 2007.

“Third-party sales for our Buildings segment increased 44% for the second quarter of fiscal 2007 to $209.2 million, while operating income increased 53%. Operating margins for the first half of fiscal 2007 increased to 9% from 8% in the first half of fiscal 2006. We continued to benefit during the second quarter from efficiencies related to the integration of RCC into our operations, especially in procurement and coil painting. We also continued our investment in more fully leveraging the RCC acquisition through the migration of RCC’s engineering systems to NCI and through our work to bring our facilities up to RCC’s level of automation.

“The growth in our Buildings sales again had a significant positive impact of the results of our Coatings segment for the second quarter, as we now paint all of RCC’s coil requirements. As a result, intersegment Coating sales rose 53% to $43.0 million for the quarter, more than offsetting a 37% decline in third-party sales to $20.8 million. The decline in third-party sales continued to reflect higher levels of tolling than for the second quarter of fiscal 2006, which was related to the inventory oversupply. Due to the substantial base-loading provided by our intersegment sales, tolling enhanced our operating leverage, contributing to an increase in our Coatings segment operating margin on third-party sales to 28% for the second quarter of fiscal 2007 from 17% for the second quarter of fiscal 2006.”

Based on the Company’s results for the first half of fiscal 2007 and its outlook for the second half of the fiscal year, NCI today revised its guidance for earnings per diluted share for the full fiscal year to a range of $3.30 to $3.80 from the previous range of $4.55 to $4.80. This guidance excludes any potential share dilution related to NCI’s Notes, because that amount, if any, will be dependent upon the future price of the Company’s stock. Key assumptions supporting this guidance include: stronger starts in nonresidential square footage for the second half of fiscal 2007 so that total new square footage for the full fiscal year is flat with fiscal 2006;

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NCI Building Systems Reports Second-Quarter Results

May 31, 2007

a 4% increase in NCI’s tons shipped for the fiscal year; our expectation that steel prices will be broadly consistent with the end of fiscal 2006; and an income tax rate for the fiscal year of approximately 39%. Consistent with this guidance, NCI also today established its guidance for earnings per diluted share for the third quarter of fiscal 2007 in a range of $0.92 to $1.12, excluding any potential share dilution related to the Notes.

Mr. Chambers concluded, “We are encouraged by the strength of NCI’s backlog at the end of the second quarter and by quote activity that has remained solid through the first month of the third quarter. We believe these metrics reflect both growing momentum in the nonresidential construction industry and our strengthened position of market leadership resulting from the acquisitions of RCC last year and Garco Building Systems in January. We do not discount the challenges to achieving our growth objectives for the second half of the fiscal year posed by our first half performance. We remain confident that NCI has the resources and expertise to meet these objectives and to continue to leverage its position of industry leadership to produce significant long-term profitable growth.”

NCI will provide an online, real-time webcast and rebroadcast of its conference call tomorrow to discuss this announcement. The live broadcast of this conference call will be available online at www.ncilp.com or www.earnings.com beginning at 10:30 a.m. (Eastern Time) on Friday, June 1, 2007. The online replay will be available at approximately 12:30 p.m. (Eastern Time) and continue for one week.

This release contains forward-looking statements concerning NCI’s business and operations and industry conditions, including among others industry trends, steel pricing, growth expectations and margin expansion. These statements and other statements identified by words such as “guidance,” “potential,” “expect,” “should” and similar expressions are forward looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to a number of risks and uncertainties that may cause NCI’s actual performance to differ materially from that projected in such statements. Among the factors that could cause actual results to differ materially are the possibility that the anticipated benefits from the RCC acquisition cannot be fully realized; the possibility that costs or difficulties related to the integration of the RCC operations into the Company’s operations will be greater than expected; industry cyclicality and seasonality; fluctuations in demand and prices for steel; the financial condition of NCI’s raw material suppliers; competitive activity and pricing pressure; ability to execute NCI’s acquisition strategy; and general economic conditions affecting the construction industry. Item 1A “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended October 29, 2006, identifies other important factors, though not necessarily all such factors, that could cause future outcomes to differ materially from those set forth in the forward-looking statements. NCI expressly disclaims any obligation to release publicly any updates or revisions to these forward-looking statements to reflect any changes in its expectations.

NCI Building Systems, Inc. is one of North America’s largest integrated manufacturers of metal products for the nonresidential building industry. The Company operates 45 manufacturing and distribution facilities located in 18 states, as well as Mexico and Canada.

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NCI Building Systems Reports Second-Quarter Results

May 31, 2007

NCI BUILDING SYSTEMS, INC.

STATEMENTS OF INCOME

(Unaudited)

(In thousands, except per share data)

	For the Three Months Ended		For the Six Months Ended
	April 29, 2007	April 30, 2006	April 29, 2007	April 30, 2006
Sales	$367,727	$329,362	$727,030	$622,614
Cost of sales	282,337	253,812	553,956	474,655

Gross profit	85,390	75,550	173,074	147,959
	23.2%	22.9%	23.8%	23.8%

Selling, general and administrative expenses	68,100	53,689	131,749	103,387

Income from operations	17,290	21,861	41,325	44,572

Interest income	115	1,822	239	4,007
Interest expense	(7,420)	(5,425)	(14,712)	(9,601)
Other income, net	835	107	1,049	532

Income before income taxes	10,820	18,365	27,901	39,510
Provision for income taxes	4,309	7,186	10,937	15,438

	39.8%	39.1%	39.2%	39.1%

Net income	$6,511	$11,179	$16,964	$24,072

Net income per share:
Basic	$0.33	$0.55	$0.86	$1.20
Diluted	$0.31	$0.51	$0.80	$1.13

Average shares outstanding:
Basic	19,628	20,179	19,663	20,086
Diluted	20,962	21,892	21,091	21,342
Depreciation/amortization expense	8,732	6,968	16,502	13,416
Increase in sales	11.6%		16.8%
Decrease in diluted earnings per share	-39.2%		-29.2%
Gross profit percentage	23.2%	22.9%	23.8%	23.8%
Selling, general and administrative expenses percentage	18.5%	16.3%	18.1%	16.6%
Income from operations percentage	4.7%	6.6%	5.7%	7.2%

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NCI Building Systems Reports Second-Quarter Results

May 31, 2007

NCI BUILDING SYSTEMS, INC.

CONDENSED BALANCE SHEETS

(In thousands)

	April 29, 2007	October 29, 2006
	(Unaudited)
ASSETS
Cash and cash equivalents	$4,947	$25,038
Accounts receivable, net	134,975	163,814
Inventories	191,287	160,208
Deferred income taxes	23,668	22,864
Prepaid expenses and other	15,269	11,054

Total current assets	370,146	382,978

Property and equipment, net	264,936	252,580
Goodwill	616,354	614,461
Other assets	56,919	54,224

Total assets	$1,308,355	$1,304,243

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current portion of long-term debt	$940	$947
Accounts payable	98,032	116,028
Accrued expenses	100,142	133,937

Total current liabilities	199,114	250,912

Long-term debt	540,570	497,037
Deferred income taxes	51,322	52,168
Other long-term liabilities	5,471	5,717
Shareholders’ equity	511,878	498,409

Total liabilities and shareholders' equity	$1,308,355	$1,304,243

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NCI Building Systems Reports Second-Quarter Results

May 31, 2007

NCI BUILDING SYSTEMS, INC.

CONDENSED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)

	For the Six Months Ended
	April 29, 2007	April 30, 2006
Net cash (used in) provided by operating activities	(13,700)	9,799

Cash flows from investing activities:
Acquisitions, net of cash acquired	(18,829)	(365,877)
Capital expenditures	(22,350)	(9,632)
Other	570	(1,187)

Net cash used in investing activities	(40,609)	(376,696)

Cash flows from financing activities:
Payments on revolving line of credit	(42,000)	—
Borrowings on revolving line of credit	86,000	—
Issuance of long-term debt	—	200,000
Payments on long-term debt	(474)	(1,004)
Proceeds from stock option exercises	940	5,279
Excess tax benefits from stock-based compensation arrangements	546	3,164
Payment of financing costs	—	(519)
Purchase of treasury stock	(10,763)	(970)

Net cash provided by financing activities	34,249	205,950

Effect of exchange rate changes on cash and cash equivalents	(31)	—

Net decrease in cash	(20,091)	(160,947)
Cash at beginning of period	25,038	200,716

Cash at end of period	$4,947	$39,769

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NCI Building Systems Reports Second-Quarter Results

May 31, 2007

NCI Building Systems, Inc.

Business Segments

(Unaudited)

(In thousands)

	Three Months Ended April 29, 2007		Three Months Ended April 30, 2006		$ Inc/(Dec)	% Change
		% of		% of
		Total		Total
Sales:		Sales		Sales
Metal components	$161,096	44	$174,078	53	$(12,982)	-7.5%
Engineered building systems	218,264	59	154,489	46	63,775	41.3%
Metal coil coating	63,844	17	61,055	19	2,789	4.6%
Intersegment sales	(75,477)	(20)	(60,260)	(18)	(15,217)	25.3%

Total net sales	$367,727	100	$329,362	100	$38,365	11.6%

		% of		% of
Operating income:		Sales		Sales
Metal components	$9,122	6	$18,325	11	$(9,203)	-50.2%
Engineered building systems	15,507	7	10,147	7	5,360	52.8%
Metal coil coating	5,761	9	5,565	9	196	3.5%
Corporate	(13,100)	—	(12,176)	—	(924)	7.6%

Total operating income (% of sales)	$17,290	5	$21,861	7	$(4,571)	-20.9%

	Six Months Ended April 29, 2007		Six Months Ended April 30, 2006		$ Inc/(Dec)	% Change
		% of		% of
		Total		Total
Sales:		Sales		Sales
Metal components	$318,117	44	$348,897	56	$(30,780)	-8.8%
Engineered building systems	436,307	60	273,314	44	162,993	59.6%
Metal coil coating	123,063	17	124,356	20	(1,293)	-1.0%
Intersegment sales	(150,457)	(21)	(123,953)	(20)	(26,504)	21.4%

Total net sales	$727,030	100	$622,614	100	$104,416	16.8%

		% of		% of
Operating income:		Sales		Sales
Metal components	$21,208	7	$39,540	11	$(18,332)	-46.4%
Engineered building systems	36,043	8	19,990	7	16,053	80.3%
Metal coil coating	10,404	8	9,986	8	418	4.2%
Corporate	(26,330)	—	(24,944)	—	(1,386)	5.6%

Total operating income (% of sales)	$41,325	6	$44,572	7	$(3,247)	-7.3%

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NCI Building Systems Reports Second-Quarter Results

May 31, 2007

NCI BUILDING SYSTEMS, INC.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS

COMPUTATION OF EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION,

AMORTIZATION AND OTHER NONCASH ITEMS (“ADJUSTED EBITDA”)

(Unaudited)

(In thousands)

	Trailing 12 Months
	April 29, 2007	April 30, 2006
Net income	$66,688	$58,569
Add:
Provision for income taxes	40,735	41,216
Interest expense	29,798	17,025
Depreciation and amortization	33,320	25,922
401(k) noncash contributions	—	907
Non-cash FAS 123(R)	7,276	6,060

Adjusted EBITDA (1)	$177,817	$149,699

(1)	The Company discloses adjusted EBITDA, which is a non-GAAP measure, because it is a widely accepted financial indicator in the metal construction industry of a company’s profitability, ability to finance its operations, and meet its growth plans. This measure is also used by NCI internally to make acquisition and investment decisions. Adjusted EBITDA is calculated based on the terms contained in the Company’s credit agreement at the respective dates presented herein. Results of operations of businesses acquired are included in this measure for periods subsequent to the acquisition and are not included on a pro forma basis. Adjusted EBITDA should not be considered in isolation or as a substitute for net income determined in accordance with generally accepted accounting principles in the United States.

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NCI Building Systems Reports Second-Quarter Results

May 31, 2007

NCI BUILDING SYSTEMS, INC.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS

“ADJUSTED” EARNINGS PER SHARE COMPARISON

(Unaudited)

	Fiscal Three Months Ended
	April 29, 2007		April 30, 2006
Earnings per diluted share, GAAP basis	$0.31		$0.51
Effect of convertible notes	0.02	(1)	0.03	(1)

“Adjusted” diluted earnings per share (A)	$0.33		$0.54

	Fiscal Six Months Ended
	April 29, 2007		April 30, 2006
Earnings per diluted share, GAAP basis	$0.80		$1.13
Effect of convertible notes	0.05	(1)	0.05	(1)

“Adjusted” diluted earnings per share (A)	$0.85		$1.18

(A)	The Company discloses a tabular comparison of “Adjusted” earnings per diluted share, which is a non-GAAP measure because it is referred to in the text of our press releases and is instrumental in comparing the results from period to period. “Adjusted” earnings per share should not be considered in isolation or as a substitute for earnings per share as reported on the face of our statement of income.

(1)	Dilutive impact for the three months ended April 29, 2007 and April 30, 2006 of 1,006,940 shares and 1,330,836 shares, respectively, and for the six months ended April 29, 2007 and April 30, 2006 of 1,103,388 shares and 918,772 shares, respectively, of the Company’s convertible notes as if they were converted during the period.

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NCI Building Systems Reports Second-Quarter Results

May 31, 2007

NCI Building Systems, Inc.

Reconciliation of Segment Sales to Third Party Segment Sales (Internal Information)

(Unaudited)

(In thousands)

	2nd Qtr 2007		2nd Qtr 2006		Inc/(Dec)	% Change	YTD 2nd Qtr 2007		YTD 2nd Qtr 2006		Inc/(Dec)	% Change
Metal Components
Total Sales	161,096	36%	174,078	44%	(12,982)	-7%	318,117	36%	348,897	46%	(30,780)	-9%
Intersegment	(23,376)		(22,492)		(884)	4%	(46,214)		(43,561)		(2,653)	6%

Third Party Sales	137,720	37%	151,586	46%	(13,866)	-9%	271,903	37%	305,336	49%	(33,433)	-11%
Operating Income	9,122	7%	18,325	12%	(9,203)	-50%	21,208	8%	39,540	13%	(18,332)	-46%
Engineered Building Systems
Total	218,264	49%	154,489	40%	63,775	41%	436,307	50%	273,314	37%	162,993	60%
Intersegment	(9,082)		(9,560)		478	-5%	(18,436)		(17,944)		(492)	3%

Third Party Sales	209,182	57%	144,929	44%	64,253	44%	417,871	58%	255,370	41%	162,501	64%
Operating Income	15,507	7%	10,147	7%	5,360	53%	36,043	9%	19,990	8%	16,053	80%
Metal Coil Coating
Total	63,844	15%	61,055	16%	2,789	5%	123,063	14%	124,356	17%	(1,293)	-1%
Intersegment	(43,019)		(28,208)		(14,811)	53%	(85,807)		(62,448)		(23,359)	37%

Third Party Sales	20,825	6%	32,847	10%	(12,022)	-37%	37,256	5%	61,908	10%	(24,652)	-40%
Operating Income	5,761	28%	5,565	17%	196	4%	10,404	28%	9,986	16%	418	4%
Consolidated
Total	443,204	100%	389,622	100%	53,582	14%	877,487	100%	746,567	100%	130,920	18%
Intersegment	(75,477)		(60,260)		(15,217)	25%	(150,457)		(123,953)		(26,504)	21%

Third Party Sales	367,727	100%	329,362	100%	38,365	12%	727,030	100%	622,614	100%	104,416	17%
Operating Income	17,290	5%	21,861	7%	(4,571)	-21%	41,325	6%	44,572	7%	(3,247)	-7%

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